    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1999

                                                      REGISTRATION NO. 333-82923
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             TENNECO PACKAGING INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3086                            36-2552989
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)            CLASSIFICATION)                        NUMBER)

                             1900 WEST FIELD COURT
                          LAKE FOREST, ILLINOIS 60045
                                  847-482-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                KARL A. STEWART
                          VICE PRESIDENT AND SECRETARY
                                  TENNECO INC.
                                1275 KING STREET
                          GREENWICH, CONNECTICUT 06831
                                 (203) 863-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

            JERRY J. BURGDOERFER, ESQ.                           GERARD M. MEISTRELL, ESQ.
                  JENNER & BLOCK                                  CAHILL GORDON & REINDEL
                   ONE IBM PLAZA                                      80 PINE STREET
              CHICAGO, ILLINOIS 60611                            NEW YORK, NEW YORK 10005
                  (312) 222-9350                                      (212) 701-3000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement and all other conditions to the exchange offers described in the enclosed prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.     [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective
registration statement for the same offering.     [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.     [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-82923) dated October 4, 1999 is being filed to reflect revised Exhibit 5 included hereunder.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Packaging will be restating its certificate of incorporation prior before the spin-off to provide that a director of Packaging will not be liable to Packaging or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law ("DGCL"). Based on the DGCL as presently in effect, a director of Packaging will not be personally liable to Packaging or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director's duty of loyalty to Packaging or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; which concerns unlawful payments of dividends, stock purchases or redemptions; or (4) for any transactions from which the director derived an improper personal benefit.

     While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Packaging's certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director's breach of his or her duty of care. The provisions of Packaging's certificate of incorporation described above apply to an officer of Packaging only if he or she is a director of Packaging and is acting in his or her capacity as director. They do not apply to officers of Packaging who are not directors.

     The by-laws of Packaging currently provide that Packaging shall indemnify, to the fullest extent permitted by the DGCL, as may be amended from time to time, each person who is or was a director or officer, or who serves or may have served at Packaging's request as a director or officer of another corporation, and who is or was a party or is threatened to be made a party to any pending or completed claim, action, suit or proceeding. Packaging will provide indemnification against any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in his or her capacity or status as a director or officer. At the discretion of Packaging's board of directors, Packaging may indemnify each person who is or was an employee or agent of Packaging, or who served or may have served at Packaging's request as an employee or agent of another corporation, to the same extent as directors and officers.

     Before the spin-off, Packaging will amend and restate its by-laws. After the amendment and restatement, Packaging's by-laws will include the following provisions:

          "Section 14. (1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

          (2) The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this
     Section 14 or otherwise.

          (3) If a claim for indemnification or payment of expenses under this
     Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

          (4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (5) The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          (6) Any repeal or modification of the foregoing provisions of this
     Section 14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

          (7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action."

     Packaging has purchased insurance which purports to insure Packaging against some of the costs of indemnification which may be incurred under the by-law section discussed above. The insurance also purports to insure the officers and directors of Packaging and its subsidiaries against some liabilities incurred by them in the discharge of their duties as officers and directors, except for liabilities resulting from their own malfeasance.

     In addition, in the distribution agreement Tenneco will agree to indemnify the directors and officers of Packaging against some liabilities for any violations or alleged violations of securities or other laws arising out of some of the documents related to the spin-off. See "Item 22, Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this registration statement:


  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------
           1   None.
           2   Form of Distribution Agreement by and between Tenneco Inc.
               and Tenneco Packaging Inc.**
         3.1   Certificate of Incorporation of Tenneco Packaging Inc., as
               amended, as currently in effect (incorporated herein by
               reference to Exhibit 3.1 to Tenneco Packaging Inc.'s
               Registration Statement on Form 10, File No. 1-15157).
         3.2   Form of Restated Certificate of Incorporation of Tenneco
               Packaging Inc., to be adopted prior to the spin-off
               (incorporated herein by reference to Exhibit 3.2 to Tenneco
               Packaging Inc.'s Registration Statement on Form 10, File No.
               1-15157).

  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------
         3.3   Amended By-laws of Tenneco Packaging Inc., as currently in effect (incorporated herein by reference to Exhibit 3.3 to
               Tenneco Packaging Inc.'s Registration Statement on Form 10,
               File No. 1-15157).
         3.4   Form of Amended and Restated By-laws of Tenneco Packaging
               Inc., to be adopted prior to the spin-off (incorporated
               herein by reference to Exhibit 3.4 to Tenneco Packaging
               Inc.'s Registration Statement on Form 10, File No. 1-15157).
         4.1   Indenture, dated September 29, 1999, by and between Tenneco
               Packaging Inc. and The Chase Manhattan Bank, as Trustee.**
         4.2   Form of Registration Rights Agreement between Tenneco
               Packaging Inc. and the trustees under the Tenneco Packaging
               Inc. Rabbi Trust, to be adopted in connection with the
               spin-off (incorporated herein by reference to Exhibit 4.4 to
               Tenneco Packaging Inc.'s Registration Statement on Form 10,
               File No. 1-15157).
         4.3   Long Term Credit Agreement, dated as of September 29, 1999, among Tenneco Packaging Inc., Bank of America, N.A., as
               Administrative Agent, Credit Suisse First Boston, as
               Syndication Agent, Bank One, NA and Banque Nationale de
               Paris, as Co-Documentation Agents, and the other financial institutions party thereto.**
         4.4   Short Term Credit Agreement, dated as of September 29, 1999, among Tenneco Packaging Inc., Bank of America, N.A., as
               Administrative Agent, Credit Suisse First Boston, as
               Syndication Agent, Bank One, NA and Banque Nationale de
               Paris, as Co-Documentation Agents, and the other financial institutions party thereto.**
         4.5   Form of First Supplemental Indenture, providing for the
               issuance of 7.20% Notes due 2005, including the form of
               notes.**
         4.6   Form of Second Supplemental Indenture, providing for the
               issuance of 7.95% Debentures due 2025, including the form of debentures.**
         4.7   Form of Third Supplemental Indenture, providing for the
               issuance of 8% Notes due 2007, including the form of
               notes.**
         4.8   Form of Fourth Supplemental Indenture, providing for the
               issuance of 8 1/8% Debentures due June 15, 2017, including the form of debentures.**
         4.9   Form of Fifth Supplemental Indenture, providing for the
               issuance of 8 3/8% Debentures due 2027, including the form of debentures.**
           5   Form of opinion of Jenner & Block.
           8   Form of opinion of Jenner & Block regarding tax matters.**
           9   None.
        10.1   Form of Human Resources Agreement by and between Tenneco
               Inc. and Tenneco Packaging Inc. (incorporated herein by
               reference to Exhibit 10.1 to Tenneco Packaging Inc.'s
               Registration Statement on Form 10, File No. 1-15147).
        10.2   Form of Tax Sharing Agreement by and between Tenneco Inc.
               and Tenneco Packaging Inc. (incorporated herein by reference to Exhibit 10.2 to Tenneco Packaging Inc.'s Registration
               Statement on Form 10, File No. 1-15157).
        10.3   Indenture (the "original indenture"), dated November 1,
               1996, between Tenneco Inc. (formerly known as New Tenneco
               Inc.) and The Chase Manhattan Bank, as trustee (incorporated herein by reference to New Tenneco Inc.'s Registration
               Statement on Form S-4, Registration No. 333-14003).
        10.4   Form of Eleventh Supplemental Indenture to the original
               indenture, to be entered into between Tenneco Inc. and The
               Chase Manhattan Bank, as Trustee, providing for the proposed amendments.**

  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------
        10.5   Form of Trademark Transition License Agreement by and
               between Tenneco Inc. and Tenneco Packaging Inc.
               (incorporated herein by reference to Exhibit 10.3 to Tenneco
               Packaging Inc.'s Registration Statement on Form 10, File No.
               1-15157).
        10.6   Form of Tenneco Packaging Inc. Executive Incentive
               Compensation Plan, to be adopted in connection with the
               spin-off (incorporated herein by reference to Exhibit 10.4 to Tenneco Packaging Inc.'s Registration Statement on Form
               10, File No. 1-15157).
        10.7   Form of Tenneco Packaging Inc. Supplemental Executive
               Retirement Plan, to be adopted in connection with the
               spin-off (incorporated herein by reference to Exhibit 10.5 to Tenneco Packaging Inc.'s Registration Statement on Form
               10, File No. 1-15157).
        10.8   Form of Tenneco Packaging Inc. Change in Control Severance
               Benefit Plan for Key Executives, to be adopted in connection with the spin-off (incorporated herein by reference to
               Exhibit 10.6 to Tenneco Packaging Inc.'s Registration
               Statement on Form 10, File No. 1-15157).
        10.9   Form of Tenneco Rabbi Trust Agreement, to be adopted in
               connection with the spin-off (incorporated herein by
               reference to Exhibit 10.11 to Tenneco Packaging Inc.'s
               Registration Statement on Form 10, File No. 1-15157).
       10.10   Form of Tenneco Packaging Inc. Stock Ownership Plan, to be
               adopted in connection with the spin-off (incorporated herein by reference to Exhibit 10.8 to Tenneco Packaging Inc.'s
               Registration Statement on Form 10, File No. 1-15157).
       10.11   Professional Services Agreement, dated August 22, 1996, by and between Tenneco Business Services Inc. and Newport News
               Shipbuilding Inc. (incorporated herein by reference to
               Exhibit 10.28 to Tenneco Inc.'s Form 10, File No. 1-12387).
       10.12   Form of Tenneco Packaging Inc. Rabbi Trust, to be adopted in connection with the spin-off (incorporated herein by
               reference to Exhibit 10.10 to Tenneco Packaging Inc.'s
               Registration Statement on Form 10, File No. 1-15157).
       10.13   Form of Tenneco Packaging Inc. Deferred Compensation Plan,
               to be adopted in connection with the spin-off (incorporated herein by reference to Exhibit 10.7 to Tenneco Packaging
               Inc.'s Registration Statement on Form 10, File No. 1-15157).
    10.14(a)   Contribution Agreement, dated as of January 25, 1999, by and among Tenneco Packaging Inc., PCA Holdings LLC and Packaging
               Corporation of America (the "Contribution Agreement")
               (incorporated herein by reference to Exhibit 10.30 to
               Tenneco Inc.'s Current Report on Form 8-K dated April 12,
               1999, File No. 1-12387).
    10.14(b)   Letter Agreement, dated as of April 12, 1999, by and among
               Tenneco Packaging Inc., PCA Holdings LLC and Packaging
               Corporation of America, amending the Contribution Agreement
               (incorporated herein by reference to Exhibit 10.31 to
               Tenneco Inc.'s Current Report on Form 8-K dated April 12,
               1999, File No. 1-12387).
       10.15   Stockholders Agreement, as amended, dated as of April 12,
               1999, by and among Tenneco Packaging Inc., PCA Holdings LLC and Packaging Corporation of America (incorporated herein by reference to Exhibit 10.32 to Tenneco Inc.'s Current Report on Form 8-K dated April 12, 1999, File No. 1-12387).
       10.16   Registration Rights Agreement, as amended, dated as of April
               12, 1999, by and among Tenneco Packaging Inc., PCA Holdings
               LLC and Packaging Corporation of America (incorporated
               herein by reference to Exhibit 10.33 to Tenneco Inc.'s
               Current Report on Form 8-K dated April 12, 1999, File No.
               1-12387).
       10.17   Form of Release Agreement by and between Dana G. Mead and
               Tenneco Management Company, to be executed in connection
               with the spin-off (incorporated herein by reference to
               Exhibit 10.15 to Tenneco Packaging Inc.'s Registration
               Statement on Form 10, File No. 1-15157).
       10.18   Employment Agreement, dated as of March 11, 1997, by and
               between Richard L. Wambold and Tenneco Inc. (incorporated
               herein by reference to Exhibit 10.16 to Tenneco Packaging
               Inc.'s Registration Statement on Form 10, File No. 1-15157).

  EXHIBIT NO.                          DESCRIPTION
  -----------                          -----------
       10.19   Restricted Stock Contract, dated as of June 1, 1999, by and between Paul J. Griswold and Tenneco Inc. (incorporated
               herein by reference to Exhibit 10.17 to Tenneco Packaging
               Inc.'s Registration Statement on Form 10, File No. 1-15157).
       10.20   Restricted Stock Contract, dated as of June 1, 1999, by and between Richard L. Wambold and Tenneco Inc. (incorporated
               herein by reference to Exhibit 10.18 to Tenneco Packaging
               Inc.'s Registration Statement on Form 10, File No. 1-15157).
          11   None.
        12.1   Statement of Ratio of Earnings to Fixed Charges (Tenneco
               Packaging Inc.).**
        12.2   Statement of Ratio of Earnings to Fixed Charges (Tenneco
               Inc.) (incorporated herein by reference to Exhibit 12.2 to
               Tenneco Inc.'s Current Report on Form 8-K dated August 20,
               1999, File No. 1-12387).
          13   None.
          15   None.
          16   None.
          21   List of Subsidiaries of Tenneco Packaging Inc. (incorporated herein by reference to Exhibit 21 to Tenneco Packaging
               Inc.'s Registration Statement on Form 10, File No. 1-15157).
        23.1   Consent of Jenner & Block (included in Exhibit 5 and Exhibit
               8).
        23.2   Consent of Arthur Andersen LLP.**
          24   Power of Attorney of Richard L. Wambold.**
          25   Statement of Eligibility of Trustee.**
          26   None.
        27.1   Financial Data Schedule, December 31, 1998.**
        27.2   Financial Data Schedule, June 30, 1999.**
        99.1   Form of Letter of Consent/Transmittal.**
        99.2   Form of Letter to DTC Participants, including Brokers,
               Dealers and Other Nominees.**
        99.3   Form of Letter to Beneficial Holders.**
        99.4   Form of Letter to Holders of Physical Securities.**
        99.5   Consents to be named as directors of Tenneco Packaging Inc.
               for: Mark Andrews, Larry D. Brady, Roger B. Porter and Paul
               T. Stecko.**


-------------------------
 * To be filed by amendment.

** Previously filed.

     (b) Financial Statement Schedules

          Schedule II -- Valuation and Qualifying Accounts

     (c) Not Applicable.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             b. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             c. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          5. To respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          6. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, as of the 4th day of October, 1999.


                                          TENNECO PACKAGING INC.

                                          By:      /s/ DANA G. MEAD
                                          --------------------------------------
                                                       Dana G. Mead
                                           Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on October 4, 1999.


                     SIGNATURE                                             TITLE
                     ---------                                             -----

                 /s/ DANA G. MEAD                    Chairman of the Board and Chief Executive Officer
---------------------------------------------------  and Director
                   Dana G. Mead                      (principal executive officer)

               /s/ ROBERT T. BLAKELY                 Chief Financial Officer and Director
---------------------------------------------------  (principal financial and accounting officer)
                 Robert T. Blakely

                         *                           Director
---------------------------------------------------
                Richard L. Wambold

           *By: /s/ THEODORE R. TETZLAFF
   ---------------------------------------------
               Theodore R. Tetzlaff
                 Attorney-in-fact